CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Financial Statements" and to the use of our report on the Optimum QTM Funds dated August 29, 2003 in the Registration Statement (Form N-1A) of Optimum QTM Funds and its incorporation by reference in the related Prospectuses and Statement of Additional Information filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 333-91856) and in this Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21141).


                                                      /s/Ernst & Young, LLP


Milwaukee, Wisconsin
November 21, 2003